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PACE® Select Advisors Trust

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PACE® Global Real Estate Securities Investments

PACE® Select Advisors Trust | Information Statement

1285 Avenue of the Americas
New York, New York 10019-6028

June 2, 2021

Dear Shareholder,

UBS Asset Management (Americas) Inc. ("UBS AM"), the manager of PACE Global Real Estate Securities Investments ("Fund"), selects subadvisors for the Fund, a portfolio of PACE Select Advisors Trust ("Trust"), subject to approval of the Board of Trustees ("Board" or "Trustees") of the Trust. A significant service you receive with the Fund is the on-going oversight by UBS AM of the Fund's subadvisors. We are pleased to inform you that, at the recommendation of UBS AM, the Board has appointed Massachusetts Financial Services Company (d/b/a MFS Investment Management) ("MFS") to serve as a new subadvisor to the Fund. MFS assumed investment advisory responsibility with respect to a portion of the Fund's portfolio on March 11, 2021.

Brookfield Public Securities Group LLC also currently serves as a subadvisor of the Fund, and is responsible for managing a separate portion of the Fund's assets (each separate portion, an "Allocated Portion"). Each subadvisor manages a portion of the Fund's portfolio as allocated by UBS AM and overseen by the Board, with each employing different investment strategies, as discussed in the Fund's prospectus. The relative value of each subadvisor's share of the Fund's assets may change over time.

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Please note that, in reliance on exemptive relief obtained by UBS AM and the Trust from the US Securities and Exchange Commission ("SEC"), the appointment of MFS and the approval of a corresponding investment subadvisory agreement between UBS AM and MFS ("Subadvisory Agreement") on the Fund's behalf do not require a shareholder vote. Therefore, we are not asking you for a proxy, and you are requested not to send us a proxy. The purpose of this document is to provide you with additional information about these changes that we are required to make available to you.

Information regarding the PACESM Select Advisors Program

The PACESM Select Advisors Program ("PACE Program") and the Trust are designed to assist you in devising an asset allocation strategy to meet your individual needs. Through the PACE Program, UBS Financial Services Inc. combines its ability to evaluate your investment objectives and risk tolerance, based on information that you provide, with professional investment advice and provides a suggested allocation of your assets among the portfolios of the Trust that conforms to the evaluation of those tolerances and objectives. Class P shares of the Trust are offered through the PACE Program, certain other advisory programs and through certain brokerage platforms. Other share classes are offered to investors not participating in the PACE Program or the applicable other advisory programs and brokerage platforms.

Information regarding UBS AM

UBS AM is the manager and primary provider of investment advisory services to each portfolio of the Trust, including the Fund. Pursuant to an investment management and administration agreement with the Trust ("Management Agreement"), UBS AM administers the Trust's affairs and has the ultimate authority, subject to oversight of the Trust's Board, to oversee the subadvisors for the Fund and recommend their hiring, termination and replacement and to allocate assets among the Fund's subadvisors. UBS AM continuously supervises and monitors the performance of each subadvisor on a quantitative and qualitative basis and regularly evaluates each subadvisor's investment strategy and investment performance as well as the consistency of the subadvisor's investment approach with the Fund's investment objective. In evaluating each subadvisor, UBS AM reviews a number of factors, including, but not limited to, the subadvisor's past investment performance during various market conditions, continued ability to meet the applicable fund's investment objective, investment management philosophy and processes employed, experience and qualifica-

tions of key personnel, financial condition and stability, the correlation of the subadvisor's investment approach with those of other subadvisors of the applicable fund and the structure of the fund's overall portfolio.

UBS Asset Management (US) Inc. ("UBS AM (US)"), an affiliate of UBS AM, serves as the principal underwriter of each portfolio's shares under an underwriting contract that requires UBS AM (US) to use its best efforts, consistent with its other businesses, to sell each portfolio's shares. Pursuant to an agreement with UBS AM (US), UBS Financial Services Inc. also serves as a dealer for the portfolios' shares. As of March 31, 2021, UBS AM had approximately $277 billion in assets under management. UBS AM is an indirect asset management subsidiary of UBS Group AG and a member of the UBS Asset Management Division, which had approximately $1.1 trillion in assets under management worldwide as of March 31, 2020. UBS Group AG is an internationally diversified organization headquartered in Zurich, Switzerland with operations in many areas of the financial services industry. The principal business offices of UBS AM and UBS AM (US) are located at One North Wacker Drive, Chicago, Illinois 60606 and at 1285 Avenue of the Americas, New York, New York 10019-6028. The principal business office of UBS Financial Services Inc. is located at 1285 Avenue of the Americas, New York, New York 10019-6028.

Table of Contents
Information regarding the PACESM Select Advisors Program	iii
Information regarding UBS AM	iii
PACE Global Real Estate Securities Investments	1
Background	1
Investment strategies of MFS	1
New Subadvisory Agreement	2
Trustees' considerations	4
SEC exemptive order	6
Additional information about UBS AM, UBS AM (US) and UBS Group AG	6
Additional information about MFS	7
Reports to shareholders	Back cover

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PACE Global Real Estate Securities Investments

Background

At the recommendation of UBS AM, the Board appointed MFS as a new subadvisor for the Fund and approved the Subadvisory Agreement at a meeting held on November 17-18, 2020. MFS assumed investment advisory responsibilities and the Subadvisory Agreement became effective on March 11, 2021. The Trustees determined to approve the Subadvisory Agreement after a thorough analysis of the proposed service to be provided by MFS. The material factors considered by the Trustees in approving the Subadvisory Agreement are set forth below under "PACE Global Real Estate Securities Investments—Trustees' considerations."

Investment strategies of MFS

With respect to its Allocated Portion, MFS invests primarily in equity securities with a focus on investments in equity REITs as well as similar entities formed under the laws of non-US countries. MFS may also invest in mortgage REITs, hybrid REITs and other US and foreign real estate-related investments, including emerging market real estate-related investments. While issuers of real estate-related investments tend to have small-to-medium market capitalizations, MFS may invest the Fund's assets in real estate-related investments of any size. MFS typically allocates the Fund's investments across different REIT managers and property types, such as apartments, retail properties, office buildings, hotels, industrial properties, health care facilities, storage facilities, manufactured housing and special use facilities, but may, from time to time, focus the Fund's investments in any one or a few of these areas. MFS normally invests the Fund's assets across different countries and regions, but may invest a significant percentage of the Fund's assets in issuers in a single country or region. MFS may invest a significant percentage of the Fund's assets in a single issuer or a small number of issuers.

MFS uses an active bottom-up investment approach to buying and selling investments for the Fund. Investments are selected primarily based on fundamental analysis of individual issuers and their potential

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in light of their financial condition, and market, economic, political, and regulatory conditions. Factors considered in selecting investments for the Fund may include an issuer's management ability, cash flows, price/funds from operations ratio, dividend yield and payment history, price/net asset value ratio, market price, and the ability of an issuer to grow from operations. MFS may also consider environmental, social, and governance (ESG) factors in its fundamental investment analysis.

New Subadvisory Agreement

Under the Subadvisory Agreement, subject to the supervision and direction of the Trustees and review by UBS AM and any written guidelines adopted by the Board or UBS AM, MFS will provide a continuous investment program for the Fund (or any Allocated Portion thereof) including investment research and discretionary management with respect to all securities and investments and cash equivalents, and make decisions with respect to, and place orders for, all purchases and sales of the Fund's investments for its Allocated Portion, all in accordance with the Fund's investment objective, policies and restrictions as stated in the Trust's currently effective registration statement under the Investment Company Act of 1940, as amended ("Investment Company Act").

Under the Subadvisory Agreement, MFS will bear all expenses incurred by it in connection with its services to its Allocated Portion of the Fund, but MFS will not be responsible for any expenses incurred by the Trust, the Fund or UBS AM.

For the services provided and the expenses assumed by MFS under the Subadvisory Agreement, UBS AM (not the Fund) will pay to MFS a fee, computed daily and payable monthly, based on an annual percentage of the average daily net assets of its Allocated Portion of the Fund.

The Subadvisory Agreement will remain in effect for two years after its effective date and will continue thereafter for successive periods of twelve months each, provided that its continuance is approved at least annually (i) by a vote of a majority of the Trustees who are not "interested persons" (as defined in the Investment Company Act) of the

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Trust ("Independent Trustees"), cast in person at a meeting called for the purpose of voting on such approval or (ii) by vote of a majority of the outstanding voting securities of the Fund.

The Subadvisory Agreement provides that it will terminate automatically in the event of its "assignment," as defined in the Investment Company Act, or upon the termination of the Fund's Management Agreement with UBS AM. The Subadvisory Agreement provides for termination, without payment of any penalty, by vote of the Board or by a vote of a majority of the Fund's outstanding voting securities on 30 days' written notice to MFS. UBS AM also may terminate the Subadvisory Agreement, without payment of any penalty: (i) upon 120 days' written notice to MFS; (ii) upon material breach by MFS of any of the representations, warranties and agreements contained in the Subadvisory Agreement; or (iii) immediately if, in the reasonable judgment of UBS AM, MFS becomes unable to discharge its duties and obligations under the Subadvisory Agreement, including circumstances such as financial insolvency or other circumstances that could adversely affect the Fund. The Subadvisory Agreement provides that MFS may terminate the Subadvisory Agreement, without payment of any penalty, on 120 days' written notice to UBS AM.

As described below under "Additional Information—SEC Exemptive Order," UBS AM has received an exemptive order from the SEC enabling it to enter into an investment subadvisory agreement with a subadvisor that has not been approved by a vote of the majority of the outstanding voting securities of a portfolio if certain conditions are met.

The Subadvisory Agreement provides that MFS shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund, the Trust or its shareholders or by UBS AM in connection with the matters to which the Subadvisory Agreement relates, except a loss resulting from willful misfeasance, bad faith or negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under the Subadvisory Agreement.

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Trustees' considerations

Background—At a meeting of the Board of the Trust on November 17-18, 2020, the members of the Board, including the Independent Trustees, considered and approved the proposed Subadvisory Agreement between UBS AM and MFS with respect to the Fund. Management discussed with the Board its longer-term plans for the Fund, which included its proposal to appoint MFS as the Fund's subadvisor. In considering the approval of the Subadvisory Agreement, the Board was able to draw on its knowledge of the Trust, its funds and UBS AM. The Board recognized its familiarity with UBS AM and the investment management and subadvisory agreements for this and the other funds of the Trust, including the extensive materials the Board had previously reviewed in connection with the annual reconsideration of the contracts for the funds. The Board also received a memorandum from UBS AM discussing UBS AM's reasons for recommending MFS as a subadvisor to the Fund.

In its consideration of the approval of the Subadvisory Agreement, the Board considered the following factors:

Nature, extent and quality of the services under the Subadvisory Agreement—The Board's evaluation of the services to be provided by MFS to the Fund took into account the Board's knowledge and familiarity gained as Trustees of funds in the UBS New York fund complex, including the Trust and its funds. It reviewed the purposes and investment objective of the Fund and UBS AM's overall plan to meet the Fund's stated purposes and objective. The Board considered management's reasons for recommending the appointment of MFS as a subadvisor to the Fund, including its "due diligence" concerning MFS and its belief that MFS' global REIT strategy that exhibits cyclical relative value style exposures would benefit the Fund by, among other reasons, improving the Fund's risk-adjusted returns over full business cycles. The Board also received materials from MFS detailing its investment philosophy and spoke with representatives of MFS, who discussed with the Board that investment philosophy and process and the backgrounds and qualifications of the portfolio management team. The Board concluded that, overall, it was satisfied with the

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nature, extent and quality of services expected to be provided to the Fund under the proposed Subadvisory Agreement

Subadvisory fee—The Board reviewed and considered the proposed contractual subadvisory fee to be payable by UBS AM to MFS in light of the nature, extent and quality of the subadvisory services anticipated to be provided by MFS. The Board noted that the proposed contractual subadvisory fee would result in a slight increase in the subadvisory fees paid by UBS AM with respect to the Fund. The Board determined that the proposed subadvisory fee was reasonable in light of the nature, extent and quality of the services proposed to be provided to the Fund under the Subadvisory Agreement.

Fund performance—The Board received and considered performance information for the strategy provided by MFS. The Board also noted that, as MFS would be a new subadvisor to the Fund, the current performance of the Fund was not a significant factor in the consideration of the approval of the Subadvisory Agreement.

Advisor profitability—Profitability of MFS or its affiliates or UBS AM or its affiliates in providing services to the Fund was not a significant factor considered by the Board, as the subadvisory fee would be paid by UBS AM out of the management fee paid to it by the Fund, and not by the Fund.

Economies of scale—The Board noted that, as the subadvisory fee for the Fund would be paid by UBS AM, not by the Fund, consideration of economies of scale with respect specifically to the subadvisory fee was not relevant.

Other benefits to MFS—The Board was informed by management that MFS' relationship with the Fund would be limited to its provision of subadvisory services to the Fund and that therefore management believed that MFS would not receive tangible ancillary benefits as a result of its relationship with the Fund, with the exception of possible benefits from soft dollars (e.g., research credits related to transaction commissions) for the Fund (which would also potentially benefit the

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Fund). The Board recognized that MFS could receive intangible benefits from its association with the Fund, such as increased name recognition or publicity from being selected as a subadvisor to the Fund after an extensive review process. Similarly, the Fund could benefit from having a subadvisor with an established or well-regarded reputation.

In light of all of the foregoing, the Board, including a majority of the Independent Trustees, approved the proposed Subadvisory Agreement for the Fund. No single factor reviewed by the Board was identified by the Board as the principal factor in determining whether to approve the Subadvisory Agreement. The Independent Trustees were advised by separate independent legal counsel throughout the process.

Additional information

SEC exemptive order

In October 2012, UBS AM and the Trust received an amended exemptive order ("Amended Order") from the SEC exempting them from certain provisions of the Investment Company Act. Specifically, the Amended Order permits the Trust and UBS AM, so long as certain conditions are satisfied, to enter into an investment subadvisory agreement with a subadvisor that has not been approved by a vote of the majority of the outstanding voting securities of a portfolio. The Amended Order generally requires that shareholders of each affected portfolio be notified of an investment subadvisory agreement that has been entered into within 90 days of the effectiveness of the investment subadvisory agreement, and that the portfolio make available to shareholders information similar to that which would have been included in a proxy statement to shareholders.

Additional information about UBS AM, UBS AM (US) and UBS Group AG

UBS AM, a Delaware corporation, is the manager and administrator of the Fund. UBS AM (US), a Delaware corporation, serves as the principal underwriter of the Fund. UBS AM's and UBS AM (US)'s principal

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business offices are located at One North Wacker Drive, Chicago, Illinois 60606 and at 1285 Avenue of the Americas, New York, New York 10019-6028. UBS AM and UBS AM (US) are indirect subsidiaries of UBS Group AG. UBS AM is a member of the UBS Asset Management Division, which had approximately $1.1 trillion in assets under management worldwide as of March 31, 2021 and is an investment advisor registered with the SEC. UBS Group AG is an internationally diversified organization with headquarters in Zurich, Switzerland with operations in many areas of the financial services industry. As of March 31, 2021, UBS AM had approximately $277 billion in assets under management.

Additional information about MFS

MFS' principal address is 111 Huntington Avenue, Boston, Massachusetts 02199. As of March 31, 2021, MFS had approximately $625.8 billion in assets under management. Rick Gable is primarily responsible for the day-to-day management of the portion of the Fund managed by MFS.

The principal executive officers and directors of MFS, as of the date of this document, are set forth below:

Name and Address	Position with MFS*
Carol W. Geremia 111 Huntington Avenue Boston, MA 02199	Director, President, and Head of Global Distribution
Robert J. Manning 111 Huntington Avenue Boston, MA 02199	Director, Non-Executive Chairman and Chairman of the Board of Directors
Michael W. Roberge 111 Huntington Avenue Boston, MA 02199	Director, Chairman and Chief Executive Officer

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Name and Address	Position with MFS*
Jacques Goulet 111 Huntington Avenue Boston, MA 02199	Director
Melissa J. Kennedy 111 Huntington Avenue Boston, MA 02199	Director
Kevin D. Strain 111 Huntington Avenue Boston, MA 02199	Director
Robin A. Stelmach 111 Huntington Avenue Boston, MA 02199	Vice Chairman
Heidi W. Hardin 111 Huntington Avenue Boston, MA 02199	Executive Vice President, General Counsel and Secretary
Amrit Kanwal 111 Huntington Avenue Boston, MA 02199	Executive Vice President and Chief Financial Officer
Martin J. Wolin 111 Huntington Avenue Boston, MA 02199	Chief Compliance Officer

*  None of the principal executive officers or directors above have principal employment other than their positions with MFS and its affiliates.

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Below is information concerning other US registered investment companies with an investment objective similar to that of MFS' Allocated Portion of the Fund, for which MFS acts as the advisor or subadvisor:

Fund	Assets under management (as of March 31, 2021)	Management fee rate (as a percentage of average daily net assets)
MFS Global Real Estate Fund	$2.2 billion	0.82%
MFS Global Real Estate Portfolio	$188 million	0.89%

During the last fiscal year, the Fund did not pay commissions to any affiliated broker of MFS and did not pay any fees to MFS or its affiliates for services provided to the Fund.

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Reports to shareholders

The Trust will furnish, without charge, a copy of the most recent Annual Report and the most recent Semiannual Report succeeding the Annual Report, if any, to shareholders of the Trust upon request. Requests for reports should be made by calling the Trust's transfer agent, BNY Mellon Investment Servicing (US) Inc., 400 Bellevue Parkway, Wilmington, Delaware 19809, toll-free at 1-800-647 1568.

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If you have any questions, please contact your investment professional.

June 2, 2021
1285 Avenue of the Americas
New York, NY 10019-6028

© UBS 2021. All rights reserved.
UBS Asset Management (Americas) Inc. is a subsidiary of UBS Group AG.

www.ubs.com/am-us

PACE Select

Information Statement—Notice

PACE® Select Advisors Trust
PACE® Global Real Estate Securities Investments

1285 Avenue of the Americas
New York, New York 10019-6028

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

June 2, 2021

This communication presents only an overview of the more complete Information Statement that is available to you on the Internet relating to PACE Global Real Estate Securities Investments ("Fund"), a portfolio of PACE Select Advisors Trust ("Trust"). We encourage you to access and review all of the important information contained in the Information Statement.

UBS Asset Management (Americas) Inc. ("UBS AM"), the manager of the Fund, selects subadvisors for the Fund, a portfolio of the Trust, subject to approval of the Board of Trustees ("Board" or "Trustees") of the Trust. A significant service you receive with the Fund is the on-going oversight by UBS AM of the Fund's subadvisors. We are pleased to inform you that, at the recommendation of UBS AM, the Board has appointed Massachusetts Financial Services Company (d/b/a MFS Investment Management) ("MFS") to serve as a new subadvisor to the Fund. MFS assumed investment advisory responsibility with respect to a portion of the Fund's portfolio on March 11, 2021.

Brookfield Public Securities Group LLC also currently serves as a subadvisor of the Fund, and is responsible for managing a separate portion of the Fund's assets. Each subadvisor manages a portion of the Fund's portfolio as allocated by UBS AM and overseen by the Board, with each employing different investment strategies, as discussed in the Fund's prospectus. The relative value of each subadvisor's share of the Fund's assets may change over time. Additional information about UBS AM, MFS, the subadvisory agreement between UBS AM and MFS with respect to the Fund ("Subadvisory Agreement"), and the Board's approval of the Subadvisory Agreement is contained in the Information Statement.

Please note that, in reliance on exemptive relief obtained by UBS AM and the Trust from the US Securities and Exchange Commission, the appointment of MFS and the approval of the Subadvisory Agreement on the Fund's behalf do not require a shareholder vote. Therefore, we are not asking you for a proxy, and you are requested not to send us a proxy.

This Notice of Internet Availability of the Information Statement is being mailed on or about June 11, 2021 to the Fund's shareholders of record as of May 21, 2021. The full Information Statement will be available for printing on the Fund's website at www.ubs.com/us/en/asset-management/individual-investors-and-financial-advisors/products/ii_pace.html until at least September 10, 2021. A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Fund at (888) 793 8637 (select option number 1). If you would like to receive a paper or e-mail copy of the full Information Statement, you must request one.